Exhibit 99.1

Southern National Bancorp of Virginia, Inc.

McLean, Virginia

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)	September 30, 2009	December 31, 2008
Assets
Cash and cash equivalents	$17,056	$14,762
Investment securities-available for sale	5,133	15,633
Investment securities-held to maturity	51,654	59,326
Stock in Federal Reserve Bank and Federal Home Loan Bank	4,427	4,041
Loans receivable, net of unearned income	346,232	302,266
Allowance for loan losses	(4,871)	(4,218)

Net loans	341,361	298,048
Intangible assets	11,552	11,854
Bank premises and equipment, net	3,328	3,598
Bank-owned life insurance	13,867	13,435
Other assets	13,628	11,227

Total assets	$462,006	$431,924

Liabilities and stockholders’ equity
Noninterest-bearing deposits	$27,592	$23,219
Interest-bearing deposits	313,096	286,241
Securities sold under agreements to repurchase and other short-term borrowings	23,001	20,890
Federal Home Loan Bank advances	30,000	30,000
Other liabilities	1,986	2,798

Total liabilities	395,675	363,148
Stockholders’ equity	66,331	68,776

Total liabilities and stockholders’ equity	$462,006	$431,924

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands)	For the Quarters Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Interest and dividend income	$5,778	$6,039	$16,775	$18,315
Interest expense	1,827	2,989	6,288	9,114

Net interest income	3,951	3,050	10,487	9,201
Provision for loan losses	1,178	500	2,203	1,207

Net interest income after provision for loan losses	2,773	2,550	8,284	7,994

Account maintenance and deposit service fees	171	133	441	367
Income from bank-owned life insurance	144	148	432	438
Gain on sale of loans	155	107	155	107
Net gain (loss) on other assets	479	39	596	(136)
Net impairment losses recognized in earnings	(1,213)	(1,345)	(2,076)	(1,469)
Gain on sale of securities	148	111	371	111
Other	24	31	81	73

Noninterest income (loss)	(92)	(776)	—	(509)

Salaries and benefits	1,098	1,045	3,097	2,963
Occupancy expenses	515	507	1,535	1,475
FDIC assessments	151	54	448	153
FDIC special assessment	—	—	190	—
Other	850	694	2,251	2,142

Noninterest expense	2,614	2,300	7,521	6,733

Income (loss) before income taxes	67	(526)	763	752
Income tax expense (benefit)	(21)	231	126	558

Net income (loss)	$88	$(757)	$637	$194

Financial Highlights

(Unaudited)

(Dollars in thousands except per share data)	For the Quarters Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Per Share Data:
Earnings per share - Basic	$0.01	$(0.11)	$0.09	$0.03
Earnings per share - Diluted	$0.01	$(0.11)	$0.09	$0.03
Book value per share			$9.76	$9.95
Weighted average shares outstanding - Basic	6,798,547	6,798,547	6,798,547	6,798,547
Weighted average shares outstanding - Diluted	6,800,126	6,798,547	6,798,547	6,798,547
Shares outstanding at end of period			6,798,547	6,798,547

Selected Performance Ratios and Other Data:
Return on average assets	0.08%	-0.71%	0.20%	0.06%
Return on average equity	0.51%	-4.37%	1.23%	0.37%
Yield on earning assets	5.69%	6.17%	5.62%	6.61%
Cost of funds	2.08%	3.54%	2.45%	3.85%
Cost of funds including non-interest bearing deposits	1.96%	3.35%	2.30%	3.63%
Net interest margin	3.89%	3.12%	3.51%	3.32%
Efficiency ratio (1)	60.93%	68.41%	65.47%	66.80%
Net charge-offs (recoveries) to average loans	0.26%	0.13%	0.48%	0.20%
Amortization of intangibles	$182	$182	$545	$545

	As of
	September 30, 2009	December 31, 2008
Nonaccrual loans	$2,913	$1,078
Loans past due 90 days and accruing interest	—	135
Other real estate owned	3,744	3,434

Total nonperforming assets	$6,657	$4,647
Allowance for loan losses to total loans	1.41%	1.40%
Nonperforming assets to total assets	1.44%	1.08%
Nonperforming assets to total loans	1.92%	1.54%
Stockholders’ equity to total assets	14.36%	15.92%
Tier 1 risk-based captial ratio	14.87%	17.46%
Intangible assets:
Goodwill	$8,713	$8,713
Core deposit intangible	2,839	3,141
Total	$11,552	$11,854

(1)	Excludes gains and write-downs on OREO, gains on sale of loans, gains/losses on sale of securities and impairment losses recognized in earnings.

Securities Portfolio Overview

At the end of the second quarter of 2009, management’s analysis deemed three of the ten securities owned were other than temporarily impaired. The cash flow analysis in the second quarter indicated that one security, ALESCO XV C1 would probably experience significant credit losses. Two others, ALESCO V C1 and ALESCO XVI C, would probably experience minor credit losses. Southern National booked second quarter OTTI charges accordingly. In the third quarter of 2009 analysis indicated that Southern National would incur OTTI charges on three additional securities: MMC Funding XVIII, TRAP 2007 – XIII D and TPREF Funding II and additional OTTI charges on three other securities: ALESCO V C1, ALESCO XV C1 and ALESCO XVI C.

As of September 30, 2009, the results were as follows (in thousands):

Security	Tranche Level	Ratings When Purchased		Current Ratings		Par Value	Book Value	Estimated Fair Value	Current Defaults and Deferrals (4)	% of Current Defaults and Deferrals to Current Collateral	Sandler O'Neill (a) Sterne Agee (b) Estimated Incremental Defaults Required to Break Yield (1)		Previously Recognized Cumulative Other Comprehensive Loss (2)
		Moody's	Fitch	Moody's	Fitch
						(in thousands)
Investment Grade:
ALESCO VII A1B	Senior	Aaa	AAA	A3	AA	$8,792	$7,802	$6,506	$132,556	21%	$288,348	b	$332
MMCF II B	Senior Sub	A3	AA-	Baa2	BBB	583	533	484	34,000	26%	16,900	a	50
MMCF III B	Senior Sub	A3	A-	Baa3	B	709	692	369	10,000	8%	30,200	a	17

						10,084	9,027	7,359					$399

Other:
TRAP 2007-XII C1	Mezzanine	A3	A	Ca	CC	2,012	1,422	282	118,250	24%	40,860	b	$590

													Cumulative Other Comprehensive Loss (3)	Previously Recognized OTTI Related to Credit Loss (3)	Current Quarter OTTI Related to Credit Loss (3)
Other Than Temporarily Impaired:
TPREF FUNDING II	Mezzanine	A1	A-	Caa3	CC	1,500	522	522	114,000	33%	2,200	a	$922	$—	$56
TRAP 2007-XIII D	Mezzanine	NR	A-	NR	C	2,023	142	142	158,250	21%	—	b	1,800	—	81
MMC FUNDING XVIII	Mezzanine	A3	A-	Ca	C	1,025	99	99	100,500	30%	—	a	605	—	321
ALESCO V C1	Mezzanine	A2	A	Ca	CC	2,000	534	534	70,942	21%	—	b	1,273	3	191	(5)
ALESCO XV C1	Mezzanine	A3	A-	Ca	CC	3,032	212	212	180,250	27%	—	b	1,577	799	444
ALESCO XVI C	Mezzanine	A3	A-	Ca	CC	2,021	424	424	126,250	25%	—	b	1,416	61	120

						11,601	1,933	1,933					$7,593	$863	$1,213

Total						$23,697	$12,382	$9,574

(1)	A break in yield for a given tranche means that defaults/deferrals have reached such a level that the tranche would not receive all of its contractual cash flows (principal and interest) by maturity (so not just a temporary interest shortfall, but an actual loss in yield on the investment). In other words, the magnitude of the defaults/deferrals has depleted all of the credit enhancement (excess interest and over-collateralization) beneath the given tranche. This represents additional defaults beyond those currently existing.
(2)	Pre-tax, and represents unrealized losses at date of transfer from available-for-sale to held-to-maturity
(3)	Pre-tax
(4)	Includes known defaults and deferrals at September 30, 2009. Subsequent to quarter end, we received notification of additional deferrals totaling $10.5 million, $5.5 million and $4.55 million on ALESCO V, ALESCO VII and ALESCO XV, respectively. The deferrals on ALESCO VII and ALESCO XV did not result in OTTI for the quarter.
(5)	The deferral which resulted in the incremental OTTI occurred after September 30, 2009.